Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the following Registration Statements of Sonic Automotive, Inc.:

•	Registration Statement No. 333-82615 on Form S-3;

•	Registration Statement No. 333-81059 on Form S-8;

•	Registration Statement No. 333-81053 on Form S-8;

•	Registration Statement No. 333-71803 on Form S-3;

•	Registration Statement No. 333-69907 on Form S-8;

•	Registration Statement No. 333-69899 on Form S-8;

•	Registration Statement No. 333-68183 on Form S-3;

•	Registration Statement No. 333-65447 on Form S-8;

•	Registration Statement No. 333-49113 on Form S-8;

•	Registration Statement No. 333-96023 on Form S-3;

•	Registration Statement No. 333-51978 on Form S-4;

•	Registration Statement No. 333-50430 on Form S-3;

•	Post-Effective Amendment No. 2 to the Registration Statement No. 333-69901 on Form S-8;

•	Post-Effective Amendment No. 1 to the Registration Statement No. 333-95791 on Form S-8;

•	Post-Effective Amendment No. 1 to the Registration Statement No. 333-46272 on Form S-8;

•	Post-Effective Amendment No. 1 to the Registration Statement No. 333-46274 on Form S-8;

•	Amendment No. 1 to the Registration Statement No. 333-75220 and Nos. 333-75220-01 through 333-75220-I2 on Form S-4;

•	Amendment No. 3 to the Registration Statement No. 333-86672 and Nos. 333-86672-01 through 333-86672-216 on Form S-3;

•	Registration Statement No. 333-102052 on Form S-8; and

•	Registration Statement No. 333-102053 on Form S-8,

of our report dated February 24, 2003 (July 28, 2003 as to Note 1), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, and No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets) appearing in this Current Report on Form 8-K of Sonic Automotive, Inc. dated August 4, 2003.

/s/    DELOITTE & TOUCHE LLP

Charlotte, North Carolina

August 1, 2003